Exhibit 99.1

BluSky AI Inc. (OTCID: BSAI) and Kwieri Sign Agreement to Accelerate AI in Higher Education Learning Environments

Strategic Partnership Delivering New Solutions for AI Education and Learning to Benefit Students, Professors, and Universities

Salt Lake City Utah, Dec. 16, 2025 (GLOBE NEWSWIRE) — BluSky AI Inc. (OTCID: BSAI), a leading developer of prefabricated modular AI infrastructure and GPU-as-a-Service infrastructure, and Kwieri, a pioneer in blended AI + human learning solutions, sign a first-of-its-kind strategic partner agreement to unite the AI learning pipeline, leveraging their combined resources to promote growth, innovation, and value across college campuses and businesses deploying AI educational tools and infrastructure.

The agreement specifically co-markets Kwieri’s dynamic learning platform, which blends AI output with real human input, turning passive content consumption into active contextual learning, along with BluSky AI’s SkyMod™ AI Factories, a powerful GPU-as-a-Service platform. The Kwieri and BluSky AI agreement unleashes an unprecedented ability to optimize both the power and the practice of AI, providing higher education:

●	A new AI-powered learning tool that accelerates learning while maintaining reasoning, context, and human judgment.
●	Game-changing access to new GPU resources through AI deep learning models, scientific simulations, robotics, health, and other new curricula; and
●	Dynamic capabilities to help students develop valuable insights and skills as they prepare to enter the workforce.

Kwieri’s front-end learning solution seamlessly blends AI’s power and speed with real-time human expertise and insight, matching students with human subject matter experts for personalized support and deeper learning. Despite AI’s transformative power, minimizing humans’ role in education has exposed significant consequences, including the reduction of critical thinking. While AI generates answers, Kwieri’s collaborative, human-in-the-loop approach provides higher levels of analysis, problem-solving and metacognition.

“Kwieri’s responsibly applied coAI solution is elevating learning and improving student outcomes at a number of prominent universities across the US,” said Evan Greene, Kwieri CEO. “Our innovative partnership with the extraordinary BluSky AI team enables us to amplify our reach to campuses nationwide, driving deeper learning and measurable performance improvements at scale.”

BluSky AI announced its plans to accelerate AI Innovation for Universities and Research Facilities with its AI GPU Donation Initiative in 3Q this year. The plan intends to provide universities and research facilities with the infrastructure necessary to accelerate AI research, foster innovation, and build the next generation of AI leaders. It’s transformative to provide academic institutions with access to powerful GPU compute infrastructure.

“We look forward to partnering with AI solutions that are making a difference in business and education with a very clear and unique solution like Kwieri’s engagement AI solution that connects learning, thought, and the student with their educators”, said Trent D’Ambrosio, CEO of BluSky AI. “The Kwieri and BluSky AI agreement shows the benefit of combining two powerful entities to expand the possibilities of AI”, said D’Ambrosio.

BluSky AI addresses the universal need for compute power—positioning itself as a foundational layer in the AI revolution. Its infrastructure-first approach enables clients to focus on innovation while the company delivers the critical backbone, powering tomorrow’s breakthroughs.

Inquiries or program details, contact:

Evan Greene
CEO, Kwieri LLC
evan@kwieri.com
https://kwieri.ai/

About Kwieri

Kwieri is a patent-protected learning exchange that aligns generative AI with real-time human expertise where learners engage with subject-matter experts for personalized support and knowledge creation. Turning passive AI consumption into active, contextual learning, Kwieri redefines learning, creating interactive, adaptive experiences. Addressing today’s AI-driven shortcuts and loss of critical thinking, Kwieri leads to robust outcomes while retaining reasoning, context and human judgment. The platform’s personalized growth engine learns alongside each student, supporting their style, pace, and goals, while real-time mentorship and peer sessions drive deeper understanding.

Trent D’Ambrosio
CEO, BluSky AI Inc.
trentdambrosio@bluskyaidatacenters.com
www.bluskyaidatacenters.com

About BluSky AI Inc.

Headquartered in Salt Lake City, Utah, BluSky AI Inc. is a Neocloud purpose-built for artificial intelligence through rapidly deployable SkyMod data centers. SkyMods are next-generation, scalable AI Factories providing speed-to-market and energy optimization for entities requiring high-performance infrastructure to support machine learning workloads. BluSky AI empowers small, mid-sized, enterprise, and academic partners from start-up to scale-up to drive innovation without compromise.

Forward-Looking Statements:

This news release includes certain forward-looking statements or information. All statements other than statements of historical fact included in this release are forward-looking statements that involve various risks and uncertainties. Forward-looking statements in this news release include statements with respect to the potential impact and usage of the Company’s. There can be no assurance statements will prove to be accurate and actual results and future events could differ materially from anticipated in such statements.

BluSky AI Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation.

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Source: BluSky AI Inc.